Exhibit 10.2

EXECUTION COPY

UNI-PIXEL, INC.

INVESTOR’S RIGHTS AGREEMENT

This INVESTOR’S RIGHTS AGREEMENT (this “Agreement”) is made as of September 28, 2007, by and between UNI-PIXEL, INC., a Delaware corporation, (the “Company”), and Merrill Lynch Pierce, Fenner & Smith Incorporated, a Delaware corporation (the “Investor”).

WHEREAS the Investor is a party to the Securities Purchase Agreement of even date herewith by and among the Company and the Investor (the “Securities Purchase Agreement”), and it is a condition to the closing of the sale of the Company’s Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), and Warrants (as defined below) to the Investor that the Company execute and deliver this Agreement with the Investor.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.             Definitions. As used in this Agreement, the following terms shall have the respective meanings set forth below or elsewhere in this Agreement as described below:

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, as such terms are used and construed under Rule 144 (as defined below).

“Board” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or Texas are authorized or required by law or other governmental action to close.

“Certificate of Designations” means the Certificate of Designations of the Series C Preferred Stock filed by the Company with the Secretary of State of the State of Delaware establishing the rights, preferences and privileges of the Series C Preferred Stock.

“Closing Date” has the meaning set forth in the Securities Purchase Agreement.

“Common Stock” means the Company’s common stock, par value $0.001 per share, (including any securities into which or for which such shares may be exchanged, or converted, pursuant to any stock dividend, stock split, stock combination, recapitalization, reclassification, reorganization or other similar event).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the shares of Series C Preferred Stock, as set forth in the Certificate of Designations.

“Equity Securities” means (i) any Common Stock, preferred stock or other equity security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, preferred stock or other equity security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any option, warrant or right to subscribe to or purchase any Common Stock, preferred stock or other equity security or (iv) any such option, warrant or right.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Fully Diluted Common Stock” means the outstanding Common Stock and the shares of Common Stock issued or issuable upon conversion in full of the shares of Series C Preferred Stock and exercise in full of the Warrants, together with all other Equity Securities of the Company outstanding as of any applicable record or measure date, treated on an as-if-converted or as-if-exercised basis, as applicable.

“Holder” means the Investor so long as it holds Registrable Securities (as defined below) and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been duly and validly transferred in accordance with Section 9 of this Agreement.

“Initial Public Offering” means the closing of the Company’s first public offering of the Company’s Common Stock registered under the Securities Act.

“Person” (whether or not capitalized) means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

“Prospectus” means the prospectus included in any Registration Statement (as defined below) (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference in such Prospectus.

“Qualified Public Offering” means a bona fide public offering, pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company, by a reputable investment bank on a firm commitment underwriting basis in which (x) the price per share of Common Stock is at least five times (5x) the then applicable Series C Preferred Conversion Price (as defined in the Certificate of Designations), and (y) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are $75,000,000 or more (or such other amount as approved by the Board), and following which offering the Common Stock is listed on the New York Stock Exchange or admitted to quotation on NASDAQ (or such other appropriate securities exchange as approved by the Board).

The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a Registration Statement (as defined below) in compliance with the Securities Act (as defined below) and the declaration or ordering of the effectiveness of such registration.

“Registrable Securities” means, at the relevant time of reference thereto, the Conversion Shares and the Warrants Shares (including any shares of capital stock that may be issued in respect thereof pursuant to a stock split, stock dividend, recombination, reclassification or the like); provided, however, that the term “Registrable Securities” shall not include any of the Conversion Shares or Warrant Shares that (a) are actually sold pursuant to a registration statement that has been declared effective under the Securities Act by the SEC, (b) may be sold at such time by the holder thereof pursuant to Rule 144(k) under the Securities Act, or (c) cease to be outstanding.

“Registration Statement” means any registration statements contemplated by this Agreement, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, pre- and post-effective amendments thereto, all exhibits thereto, and all material incorporated by reference in such registration statement or Prospectus.

“Restricted Securities” means any Registrable Securities required to bear the legend set forth in Section 9(b) of this Agreement.

“Rule 144” means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Shares” means the shares of Series C Preferred Stock issued and sold by the Company to the Investor pursuant to the Securities Purchase Agreement.

“Warrant Shares” means the shares of Common Stock issued or issuable upon the exercise of the Warrants.

“Warrants” means the warrants to purchase up to in aggregate 3,214,289 shares of Common Stock issued to the Investor pursuant to Section 2.3 of the Securities Purchase Agreement.

2.             Demand Registration.

(a)           Request for Registration. If the Company shall receive at any time after one hundred eighty (180) days following the effective date of the registration statement for the Initial Public Offering a written request from the Investor, provided at such time it holds shares of Common Stock (on an as-if-converted to Common Stock basis in respect of the Shares and as-if-exercised basis in respect of the Warrants) representing in aggregate five percent (5%) or more of the Fully Diluted Common Stock, that the Company effect any registration with respect to all or a part of the Registrable Securities held by the Investor, then the Company shall, subject to the conditions set forth in this Section 2, use its reasonable best efforts to:

(i)            as soon as practicable, prepare and file with the SEC a Registration Statement on such form under the Securities Act then available to the Company for the purpose of registering under the Securities Act all or such portion of the Registrable Securities as are specified in such request (together with any shares of Common Stock desired to be included in such Registration Statement for the account of the Company and/or the account of holders of piggy-back registration rights with respect to the Common Stock, subject to any limitations that may be advised by the managing underwriter regarding the maximum size of the offering pursuant to Section 2(d)); and

(ii)           cause such Registration Statement to be declared effective as soon as practicable but in no event later than (x) the date that is ninety (90) days following the receipt of such request, in the event that such Registration Statement is not reviewed by the SEC or (y) the date that is one hundred twenty (120) days following the receipt of such request in the event such review takes place (including filing with the SEC, within three (3) Business Days of the date that the Company is notified in writing by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act, which request shall request an effective date that is within three (3) Business Days of the date of such request), and to remain effective, subject to the provisions of Section 2(c), for not less than 180 days. The Company shall notify the Investor in writing promptly (and in any event within three (3) Business Days) after such Registration Statement has been declared effective by the SEC.

(b)           Limitations. The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2:

(i)            in any particular jurisdiction in which the Company would be required to execute a general consent to service of process, qualify to do business as a foreign corporation or become subject to taxation in such jurisdiction, in effecting such registration, qualification or compliance, unless the Company is already subject to service, qualified to do business or subject to taxation in such jurisdiction and except as may be required by the Securities Act;

(ii)           after the Company has effected two (2) such registrations pursuant to this Section 2 (counting for these purposes only registrations which have been (A) declared or ordered effective and pursuant to which securities have been sold as contemplated in the Registration Statement or (B) withdrawn at the request of the requesting Investor other than as a result of a material adverse change to the Company);

(iii)          during the period starting with the date sixty (60) days prior to the

Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a registration for the Company’s account that is subject to Section 3 hereof; provided, however, that the Company is actively employing in good faith its best efforts to cause such registration statement to become effective; or

(iv)          if the Investor proposes to dispose of Registrable Securities that may be immediately registered on Form S-3 pursuant to Section 4 hereof for disposal in the manner requested.

(c)           Deferral. Notwithstanding anything in this Section 2 to the contrary, if the Company shall furnish to the Investor a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that the Board has made the good faith determination (i) that the filing of a Registration Statement pursuant to this Section 2 covering the Registrable Securities would require, under the Securities Act, premature disclosure in such Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company, (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or otherwise would not be in the best interests of the Company and (iii) that it is therefore essential to defer the filing of such Registration Statement (and the Prospectus relating thereto), then the Company shall have the right to defer the filing of such Registration Statement (and the Prospectus relating thereto) for a period not greater than sixty (60) consecutive days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any consecutive twelve (12) month period. The Company agrees that, as promptly as possible after the consummation, abandonment or public disclosure of the circumstances that caused the Company to defer the filing of such Registration Statement (and the Prospectus relating thereto) pursuant to this Section 2(c), the Company will as soon as practicable file such Registration Statement.

(d)           Underwriting. If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 2. In such event, the right of the Investor to include all or any portion of its Registrable Securities in such registration pursuant to this Section 2 shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of the Investor’s Registrable Securities to the extent provided herein. The Company shall (together with the Investor) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Investor, which underwriters are reasonably acceptable to the Company.

If the managing underwriter advises the Investor in writing that, in its opinion, the number of shares requested by the Investor to be included in such registration, as well as any other shares requested by other shareholders to be included in such registration pursuant to any piggy-back registration rights or proposed to be included by the Company, is likely to affect materially and adversely the success of the offering, the timing, the method of distribution or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in this Section 2 or any other agreements of the Company with any other shareholders to the contrary, the Company shall be required to include in such registration the Registrable Securities requested to be included in such registration for the account of the Investor, in priority to any other shareholders and the Company.

If the Investor has requested inclusion of Registrable Securities in such registration as provided above and does not agree to the terms of any such underwriting, the Investor’s Registrable Securities may be excluded therefrom. Any Registrable Securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration. If Registrable Securities are so withdrawn from the registration, and if the number of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 2(d), then the Company shall then offer to other shareholders who have retained rights to include securities in the registration the right to include additional shares in the registration in an aggregate amount equal to the number of shares so withdrawn.

3.             “Piggyback” Registration.

(a)           Company Registration. If at any time the Company proposes to register any of its Common Stock under the Securities Act for an underwritten offering, whether for its own account (other than in connection with the Initial Public Offering) or the account of others (but excluding any registrations to be effected on Forms S-4 or S-8 or other applicable successor forms), the Company shall, each such time, give to all Holders twenty (20) days’ prior written notice of its intent to do so, and such notice shall describe the proposed registration and shall offer such Holders the opportunity to include in such registration such number of Registrable Securities as each such Holder may request. Upon the written request of any Holder given to the Company within fifteen (15) days after the receipt of any such notice by the Company, the Company shall include in such Registration Statement the Registrable Securities of such Holder requested to be registered, subject to cut-back as provided in Section 3(b) below. The Holders of Registrable Securities shall be permitted to join in any demand for registration by any other shareholders of the Company pursuant to any registration rights that they may have (including in respect of an Initial Public Offering), and in such event the Registrable Securities held by such Holders shall be counted for purposes of determining whether the minimum number of shares entitled to demand registration shall have made such demand (to the extent required) and the Holders shall be entitled to the piggyback registration rights provided in this Section 3 in any registration effected by the Company pursuant to such demand.

(b)           If the managing underwriter advises the Company in writing that, in its opinion, the number of shares requested by the Holders to be included in such registration is likely to affect materially and adversely the success of the offering, the timing, the method of distribution or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in this Section 3 to the contrary, the Company shall only be required to include in such registration, to the extent of the number of shares of Common Stock which the Company is so advised can be sold in such offering without such effect (the “Maximum Number”), a number of shares of Common Stock requested to be included in such registration: (i) if such registration is being made pursuant to the exercise of the demand registration rights of a shareholder of the Company, then those shares to be registered for the account of the demanding shareholder up to the Maximum Number, and if all such shares do not exceed the Maximum Number, then such other shares to be registered for the account of the

Company, such Holders and such other stockholders of the Company exercising their piggy-back registration rights, in an amount up to the remaining balance of the Maximum Number, pro rata on the basis of the number of shares of Common Stock that each of them has requested or proposed to be included in such registration; and (ii) if such registration is being made for the Company’s own account, then those shares to be registered for the Company up to the Maximum Number, and if all such shares do not exceed the Maximum Number, then such other shares to be registered for the account of the Holders and such other stockholders of the Company exercising their piggy-back registration rights, in an amount up to the remaining balance of the Maximum Number, pro rata on the basis of the number of shares of Common Stock that each of them has requested or proposed to be included in such registration. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be less than thirty percent (30%) of the total number of shares originally requested by the Holders to be included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is an investment fund, partnership or corporation, the affiliated investment funds, partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling Holder, shall be based upon the aggregate amount of Registrable Securities requested to be included in such registration by all such related entities and individuals.

(c)           The Company shall not be required under this Section 3 or otherwise to include the Registrable Securities of any Holder in any such registration unless such Holder accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company, and such Holder complies with its obligations under Section 8 hereof.

4.                                       Registration on Form S-3.

(a)           Request for Form S-3 Registration. After the Initial Public Offering, the Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in Sections 2 and 3 and subject to the conditions set forth in this Section 4, if the Company shall receive from a Holder or Holders of Registrable Securities a written request that the Company effect any registration on Form S-3 or any similar short form registration statement with respect to all or part of the Registrable Securities, the Company shall take all such action with respect to the registration of such Registrable Securities as required by Section 2(a)(i) and (ii), and upon the effectiveness of the Registration Statement, to maintain such effectiveness for offers and sales from time to time, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of the Registrable Securities requested to be included until all of the Registrable Securities registered thereunder shall have been sold in the matter contemplated therein.

(b)           Limitations on Form S-3 Registration. The Company shall not be obligated to effect, or take any action to effect, any such registration pursuant to this Section 4 in any of the circumstances described in Section 2(b)(i) or (iii), and shall not be required to effect more than two registrations per year pursuant to Section 4(a).

(c)           Deferral; Suspension. Notwithstanding anything in this Section 4 to the contrary, if the Company shall furnish to the Investor a certificate signed by the President, Chief Executive Officer or Chief Financial Officer of the Company stating that the Board has made the good faith determination (i) that upon the advice of counsel the continued use by the Investor of a Registration Statement pursuant to this Section 4 for purposes of effecting offers or sales of Registrable Securities pursuant thereto would require, under the Securities Act, premature disclosure in such Registration Statement (or the Prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company and (ii) that such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or otherwise would not be in the best interests of the Company, then the right of the Investor to use such Registration Statement (and the Prospectus relating thereto) for purposes of effecting offers or sales of Registrable Securities pursuant thereto and the filing of such Registration Statement pursuant to a request under this Section 4 may be suspended or deferred, as the case may be, for a period (the “Suspension Period”) not greater than sixty (60) consecutive days and with not more than two (2) Suspension Periods in any consecutive twelve (12) month period. During the Suspension Period, the Investor shall not offer or sell any Registrable Securities pursuant to or in reliance upon such Registration Statement (or the Prospectus relating thereto). The Company agrees that, as promptly as possible after the consummation, abandonment, public disclosure or other appropriate resolution of the event or transaction that caused the Company to suspend the use or delay the filing of such Registration Statement (and the Prospectus relating thereto) pursuant to this Section 4(c), the Company shall as promptly as possible lift any suspension or terminate any delay, as the case may be, provide the Investor with revised Prospectuses, if required, and notify the Investor of their ability to effect offers or sales of Registrable Securities pursuant to or in reliance upon such Registration Statement.

(d)           Underwriting. If the Holders requesting registration under this Section 4 intend to distribute the Registrable Securities covered by their request by means of an underwriting, the provisions of Section 2(d) shall apply to such registration. Notwithstanding anything contained herein to the contrary, registrations effected pursuant to this Section 4 shall not be counted as requests for registration or registrations effected pursuant to Section 2.

5.             Obligations of the Company. In connection with the Company’s registration obligations hereunder, the Company shall, as expeditiously as practicable:

(a)           (i) Furnish to each Holder copies of all Registration Statements filed with the SEC prior to their being filed with the SEC, (ii) use commercially reasonable efforts to cause its officers and directors, counsel and certified public accountants to respond to such inquiries and provide such certification, opinions and review letters as shall be necessary, in the reasonable opinion of such Holder or its counsel, to conduct a reasonable investigation within the meaning of the Securities Act and customary for the registration and distribution pursuant thereto, and (iii) notify the Holders of any stop order issued or threatened by the SEC and use best efforts to prevent the entry of such stop order or to remove it if entered.

(b)           Prepare and file with the SEC such amendments and supplements, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the Securities Act and to keep the Registration Statement continuously effective as required herein, and prepare and file with the SEC such additional Registration Statements as necessary to register for resale under the Securities Act all of the Registrable Securities to include naming any permitted transferees of Registrable Securities as selling stockholders in such Registration Statement and otherwise as required pursuant to Sections 5(c) or (d) below; (ii) cause any related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as practicable to any comments received from the SEC with respect to each Registration Statement or any amendment thereto and as promptly as practicable provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (other than correspondence containing material nonpublic information); and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

(c)           Notify the Holders and their counsel as promptly as practicable:  (i) when the SEC notifies the Company whether there will be a “review” of a Registration Statement and whenever the SEC comments in writing on such Registration Statement and (ii) when a Registration Statement, or any post-effective amendment or supplement thereto, has become effective, and after the effectiveness thereof:  (A) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information; (B) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any proceedings for that purpose; and (C) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose. Without limitation of any remedies to which the Investor may be entitled under this Agreement, if any of the events described in Section 5(c)(ii)(A), (B), and (C) occurs, the Company shall use best efforts to respond to and correct the event. Upon its receipt of written notification from the Company of the occurrence of any of the events described in Section 5(c)(ii)(A), (B) and (C), each Holder shall not offer or sell any of its Registrable Securities pursuant to the Prospectus until it has been advised in writing by the Company that it may resume sales, either under such Prospectus or pursuant to any amendment or supplement thereto delivered by the Company to such Holder.

(d)           Notify the Holders and their counsel as promptly as practicable of the occurrence (but not the nature or details) of any event as a result of which the Prospectus included in or relating to a Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company shall as promptly as practicable prepare (and, when completed, give notice to the Investor) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however, that upon such notification by the Company, the Holders shall not offer or sell Registrable Securities pursuant to such Prospectus until the Company has notified the Investor that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to the Investor (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company’s obligation to as promptly as practicable prepare a Prospectus amendment or supplement as above provided in this Section 5(d) and deliver copies of same as above provided in Section 5(h) hereof).

(e)           Upon the occurrence of any event described in Section 5(d) hereof, as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(f)            Use reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of, (i) any order suspending the effectiveness of any Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as possible.

(g)           Furnish to the Holders and their counsel, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, and all exhibits to the extent requested by such Holder or their counsel (including those previously furnished or incorporated by reference) as promptly as practicable after the filing of such documents with the SEC.

(h)           As promptly as practicable furnish to each selling Holder, without charge, such number of copies of a Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, Prospectus amendments and supplements) as each such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(i)            Use reasonable best efforts to register and qualify (or obtain an exemption from such registration and qualification of) the Registrable Securities under such other securities or blue sky laws of the states of residence of each Holder and such other jurisdictions as each Holder shall reasonably request, to keep such registration or qualification (or exemption therefrom) effective during the periods each Registration Statement is effective, and do any and all other acts or things which may be reasonably necessary or advisable to enable each Holder to consummate the public sale or other disposition of Registrable Securities in such jurisdiction; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or become subject to taxation in any such states or jurisdictions where it is not then qualified or subject to process or taxation.

(j)            Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement, the Securities Purchase Agreement and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as such Holders may request.

(k)           Cooperate with any reasonable due diligence investigation undertaken by the Holders, any managing underwriter participating in any disposition pursuant to a Registration Statement, Holders’ counsel and any attorney, accountant or other agent retained by Holders or any managing underwriter, in connection with the sale of the Registrable Securities, including, without limitation, making available any documents and information; provided, however, that the Company will not deliver or make available to any Holder material, nonpublic information unless such Holder specifically requests and consents in advance in writing to receive such material, nonpublic information and, if requested by the Company, such Holder agrees in writing to treat such information as confidential and use its reasonable best efforts to maintain the confidentiality thereof.

(l)            At the request of an Affiliate of a Holder, the Company shall amend any Registration Statement to include such Affiliate as a selling stockholder in such Registration Statement.

(m)          Comply with all applicable rules and regulations of the SEC.

6.             Expenses of Registration. The Company shall pay for all expenses (exclusive of underwriting discounts and commissions, if any) incurred in connection with a registration pursuant to this Agreement and compliance with Section 5 of this Agreement, including, without limitation, (i) all registration, filing and qualification fees and expenses (including without limitation those related to filings with the SEC, or any national securities exchange or automated quotation system upon which the Company’s securities are listed or admitted for quotation and in connection with applicable state securities or blue sky laws), (ii) all printing expenses, (iii) all messenger, telephone and delivery expenses incurred by the Company, (iv) all fees and disbursements of counsel for the Company and of one counsel for the Holders, such fees and disbursements of counsel for the Holders not to exceed $75,000, and (v) all fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.

7.             Indemnification. In the event that any Registrable Securities of the Investor are included in a Registration Statement pursuant to this Agreement:

(a)           To the fullest extent permitted by law, the Company will indemnify and hold harmless the Investor and each officer, director, fiduciary, agent, investment advisor, employee, member (or other equity holder), general partner and limited partner (and Affiliates thereof) of the Investor, each broker, underwriter or other person acting on behalf of the Investor and each person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, or administrative, judicial, regulatory or civil proceedings, joint or several (the “Losses”) to which they may become subject under the Securities Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or relate to any untrue or alleged untrue statement of any material fact contained in the Registration Statement, or arise out of or relate to the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or state securities or blue sky laws applicable to the Company or the relevant registration and leading to action or inaction required of the Company in connection with such registration or qualification under such Securities Act or state securities or blue sky laws; and, subject to the provisions of Section 7(c) hereof, the Company will reimburse on demand, upon receipt of written evidence, the Investor, such broker or other person acting on behalf of the Investor or such officer, director, fiduciary, employee, member (or other equity holder), general partner, limited partner, affiliate or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such Losses (or actions in respect thereof); provided, however, that the indemnity agreement contained in this Section 7(a) or Section 7(e) shall not apply to amounts paid in settlement of, or pursuant to any judgment relating to, any such Losses if such settlement is effected, or consent to such judgment is entered, without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Losses (or actions in respect thereof), to the extent that it arises out of or is based upon (i) an untrue statement of any material fact contained in the Registration Statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, in reliance upon and in conformity with written information furnished by the Investor to the Company expressly for use in such Registration Statement, or (ii) the failure of the Investor to cease all offers and sales of Registrable Securities when required to do so pursuant to Sections 4(c), 5(c) and (d) hereof.

(b)           To the fullest extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act and each broker, underwriter or other person acting on behalf of the Company, against any Losses to which any of them may become subject under the Securities Act or otherwise, insofar as and to the extent such Losses (or actions in respect thereto) arise out of or are based upon any untrue statement of any material fact contained in the Registration Statement, or arise out of or relate to the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement in reliance upon and in conformity with written information furnished by the Investor to the Company expressly for use in such Registration Statement, or to the extent such Losses (or actions in respect thereof) arise out of or are based upon the failure of the Investor to cease all offers and sales of Registrable Securities when required to do so pursuant to Sections 4(c), 5(c) and (d); and, subject to the provisions of Section 7(d) hereof, the Investor will reimburse on demand, upon receipt of written evidence, any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, or such broker, underwriter or other person acting on behalf of the Company, in connection with investigating or defending any such Losses; provided, however, that the maximum aggregate amount of liability of the Investor under this Section 7 shall be limited to the proceeds (net of underwriting discounts and commissions, if any) actually received by the Investor from the sale of Registrable Securities covered by such Registration Statement; and provided further, however, that the indemnity agreement contained in this Section 7(b) or Section 7(e) shall not apply to amounts paid in settlement of, or pursuant to any judgment relating to, any such Losses if such settlement is effected, or consent to such judgment is entered, without the consent of the Investor against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

(c)           As promptly as practicable after receipt by an indemnified party under this Section 7 of notice of the threat, assertion or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the parties; provided, however, that, the failure to notify an indemnifying party promptly of the threat, assertion or commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7 except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the indemnifying party.

(d)           If any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are different from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, and such indemnifying party shall reimburse such indemnified party and any person controlling such indemnified party for the fees and expenses of one counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 7. Subject to the foregoing, an indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall not be at the expense of the indemnifying party.

(e)           If the indemnification provided for in this Section 7 from the indemnifying party is applicable by its terms but unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall, subject to the maximum aggregate liability of such indemnifying party hereunder, contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative faults of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(a), (b), (c) and (d), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of fraudulent misrepresentation. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph.

(f)            The indemnity and contribution agreements contained in this Section are in addition to (not in lieu of) any liability that any indemnifying party may have to any indemnified party.

8              Information by Holder. Each Holder shall, as a condition to the inclusion of any of its Registrable Securities in any registration hereunder, furnish to the Company such information regarding itself and the Registrable Securities held by it and the method or proposed method of disposition of such securities as the Company may reasonably request in writing as necessary to effect the registration, qualification or compliance referred to in Sections 2, 3, 4 or 5 or as otherwise necessary to comply with the Securities Act and any applicable state securities laws.

9.             Restrictions on Transfer.

(a)           The holder of each certificate representing Registrable Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 9. Each Holder agrees not to make any sale, assignment, transfer, pledge or other disposition of all or any portion of the Restricted Securities, or any beneficial interest therein, except (i) pursuant to an effective registration statement under the Securities Act, including such as required hereunder, or (ii) pursuant to an available exemption from registration under the Securities Act (including sales permitted pursuant to Rule 144) and applicable state securities laws. Any transfer or purported transfer of the Restricted Securities in violation of this Section 9 shall be void. The Company shall not be required to register any transfer of the Restricted Securities in violation of this Section 9. The Company may, and may instruct any transfer agent for the Company, to place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 9.

(b)           Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, REGISTRATION UNDER SAID ACT.

(c)           The legend set forth in Section 9(b) shall be removed from the certificates evidencing the Restricted Securities, (i) in connection with any sale of such Restricted Securities pursuant to Rule 144 or any effective registration statement, including such as required hereunder, or (ii) if such Restricted Securities are eligible for sale under Rule 144(k) (and the holder of such Restricted Securities has submitted a written request for removal of the legend certifying that the holder is in compliance with the applicable provisions of Rule 144(k)) or (iii) if such legend is not required under applicable requirements of the Securities Act (including interpretations and pronouncements issued by the Staff of the SEC) (and the holder of such Restricted Securities has submitted a written request for removal of the legend certifying that such legend is not required under applicable requirements of the Securities Act (including such interpretations and pronouncements)) and, if reasonably requested by the Company, the Company has received from the Holder’s counsel an opinion, in such form as is reasonably satisfactory to Company’s counsel, that such legend is not so required. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent, if required, promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend on certificates evidencing the Restricted Securities and shall also cause its counsel to issue a “blanket” legal opinion to the Company’s transfer agent, if required, promptly after the effective date of any registration statement, including such as required hereunder, covering the resale of the Restricted Securities to allow sales without restriction pursuant to such registration statement. The Company agrees that at such time as such legend is no longer required under this Section 9, it will, promptly following the delivery by a Holder to the Company or the Company’s transfer agent of a certificate representing the Restricted Securities issued with such legend, deliver or cause to be delivered to or as directed by such Holder a certificate representing such Restricted Securities that is free from such legend; provided, however, that in the case of removal of the legend in connection with a sale pursuant to Rule 144, the holder of such Restricted Securities has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144, including delivery of a broker’s representation letter and a copy of a Form 144 filed in connection with such sale. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

10.           Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Securities to the public without registration, the Company agrees to use best efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as any Holder owns any Restricted Securities, to furnish in writing upon such Holder’s request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Holder a copy of the most recent annual and quarterly reports of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Holder of any rule or regulation of the SEC permitting the selling of any such Restricted Securities without registration; and (iv) undertake any additional actions reasonably necessary to maintain the availability of a Registration Statement, including on any successor or substitute forms, and the use of Rule 144.

11.           Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the term of which are senior to the registration rights granted to the Holders hereunder.

12.           Information Covenants of the Company. If at any time the Company shall cease to be a reporting company under the Exchange Act, the Company shall furnish the following reports to the Investor (but only so long as the Investor, together with its Affiliates, holds Series C Preferred Stock and/or Warrants representing (on an as-if-converted and/or as-if-exercised basis, respectively) five percent (5%) or more of the Company’s Fully Diluted Common Stock):

(a)           As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal year, prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as indicated therein or in the notes thereto, audited by nationally recognized independent accounting firm experienced with rapidly growing companies selected by the Company.

(b)           As soon as practicable after the end of each of the first three (3) quarterly accounting periods in each fiscal year of the Company, and in any event within forty five (45) days after the end of each such quarterly accounting period, (i) an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such quarterly accounting period, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such fiscal period, prepared in accordance with GAAP, applied on a consistent basis during the periods involved, subject to normal year-end audit adjustments, together with an appropriately detailed and informative discussion and review by management of the financial results and performance of the Company and material developments in its business during such fiscal period, and (ii) a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the number of common shares issuable upon conversion or exercise of any outstanding securities convertible or exercisable for common shares and the exchange ratio or exercise price applicable thereto, all in sufficient detail as to permit the Investor to calculate its percentage equity ownership in the Company.

(c)           As soon as practicable after the end of each month, and in any event within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such month, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such month, prepared in accordance with GAAP, applied on a consistent basis during the period involved, subject to normal year-end audit adjustments.

(d)           At least thirty (30) days prior to the beginning of each fiscal year, an annual budget and operating plans of the Company for such fiscal year (and as soon as available, any subsequent revisions thereto), such annual budget and operating plans (including an subsequent revisions thereto) to be approved by the Board.

13.           “Market Stand-Off” Agreement. The Investor hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Initial Public Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 13 shall only be applicable to the Investor if all officers, directors and greater than one percent (1%) shareholders of the Company enter into similar agreements. The underwriters in connection with the Initial Public Offering are intended third-party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in the Initial Public Offering that are consistent with this Section 13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all of the parties subject thereto, including the Investor, pro rata based on the number of shares subject to such restrictions.

14.           Investor’s Participation Rights in Subsequent Financings.

(a)           Subject to applicable securities laws, following the Closing and prior to the Qualified Public Offering, the Company shall not, and shall not agree to, issue, sell or exchange any debt securities or Equity Securities in a financing transaction (any transaction other than the excluded transactions described in subsection (b) below being deemed to be a financing transaction) (a “Financing”), unless the Company shall have first complied with this Section 14. The Company shall deliver to the Investor a written notice (the “Offer”) of any proposed or intended Financing and the Investor shall have the right of first refusal to participate in the Financing, up to 50% of the amount of such Financing. The Offer shall describe the terms, including price and amount, of the Financing and include a reasonably detailed calculation of the Investor’s participation right in accordance with the foregoing. The Investor shall provide written notice to the Company within ten (10) Business Days from the giving of the Offer (the “Election Period”) of the amount, if any, of the Financing as to which it intends to exercise its participation right as provided above. The Investor’s rights under this Section 14 shall terminate at such time as the aggregate amount of Financings subject to this Section 14 and completed by the Company after the Closing equals or exceeds $70 million.

(b)           The foregoing right of first refusal shall not apply to any of the following:

(i)            the conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock;

(ii)           the exercise of warrants issued in connection with the Series B Preferred Stock or Series C Preferred Stock;

(iii)          shares of Common Stock (or options thereon) (subject to adjustment for any stock splits, reverse stock splits, combinations or similar events affecting the Common Stock after the date of this Agreement) issued after the Closing Date to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary thereof pursuant to stock purchase or stock option plans or other compensatory arrangements (collectively, “Plans”); provided, however, that any such issuances are approved in accordance with the Certificate of Designations;

(iv)          Equity Securities issued pursuant to any rights or agreements, options, warrants or convertible securities that are outstanding as of the date of this Agreement or that are issued or granted thereafter; provided, however, that the transaction pursuant to which such rights or agreements, options, warrants or convertible securities are issued or granted after the date of this Agreement was conducted in compliance with this Section 14;

(v)           any Equity Securities issued or issuable in connection with any stock split, stock dividend or recapitalization by the Company for which adjustment is made pursuant to Section 5 of the Certificate of Designations;

(vi)          any Equity Securities that are issued by the Company in a Qualified Public Offering;

(vii)         any Equity Securities issued in connection with bona fide acquisitions, mergers or other strategic transactions approved by the Board; and

(viii)        any Equity Securities issued to any Person as a component of any business relationship with such Person, the terms of which business relationship and transaction are approved by the Board, primarily for (x) joint venture, technology licensing or development activities purposes, (y) purposes of distribution, supply or manufacture of the Company’s products or services or (z) any purposes other than raising capital.

15.           Pre-Emptive Rights. In the event that the Company desires to issue any Common Stock or other securities at any time and from time to time, the Investor shall have the pre-emptive right to purchase such Common Stock or other securities from the Company in connection with and on the same terms as any such proposed issuance in proportion to the Investor’s Fully Diluted Common Stock. The timing of exercising such pre-emptive rights, the terms of exercise and the timing of the closing of any purchase thereof shall be determined for each issuance of Common Stock or other securities by the Board in good faith and shall be conveyed to the Investor in writing in connection with the notice of such issuance of Common Stock or such other securities. Notwithstanding the foregoing, the Investor shall not be entitled to any pre-emptive rights with respect to issuance of Common Stock or other securities in connection with (i) issuances of options, warrants or restricted stock to employees, consultants or managers of the Company approved by the Investor pursuant to the Certificate of Designations and by the Board in an appropriate amount, in the aggregate, not to exceed 2% of the Fully Diluted Common Stock (plus that number of reserved but unissued shares of Common Stock that is reserved for outstanding options under the Company’s 2005 Equity Incentive Plan as of the date hereof) after the exercise of such options, warrants or restricted stock (as such number may be adjusted from time to time to address stock splits, dividends, recapitalizations and the like); (ii) in connection with any merger or acquisition of another unaffiliated business, entity or intellectual property by the Company approved by the Board and the Investor to the extent required by the Certificate of Designation; and (iii) the conversion of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock or the exercise of warrants issued in connection with the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock; provided, that in all cases, the Investor’s rights under this Section 15 shall terminate if the Investor or its affiliates, in the aggregate, cease to maintain beneficial ownership of (or the right to acquire beneficial ownership of) a number of shares of Series C Preferred Stock equal to at least fifty (50%) of the Series C Preferred Stock (as such numbers may be adjusted from time to time to address changes in capitalization or otherwise).

16.           Entire Agreement. This Agreement, the Securities Purchase Agreement, the Certificate of Designations and the Warrants constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

17.           Transfer of Rights. Subject to Section 9, the Investor may assign or transfer any or all of its rights under this Agreement to any Person, provided such assignee or transferee agrees in writing to be bound by the provisions hereof. Upon any such, and each successive, assignment or transfer to any permitted assignee or transferee in accordance with the terms of this Section 17, such permitted assignee or transferee shall be deemed to be an “Investor” for all purposes of this Agreement.

18.           Inspection Rights. So long as the Investor, together with its Affiliates, holds Series C Preferred Stock and/or Warrants representing (on an as-if-converted and/or as-if-exercised basis, respectively) five percent (5%) or more of the Company’s Fully Diluted Common Stock), it, or any of its officers, employees, agents or representatives, shall have the right to visit and inspect any of the properties of the Company and its subsidiaries and to review and copy such information regarding the affairs, finances, accounts and operations of the Company and its subsidiaries as reasonably requested from time to time.

19.           Miscellaneous.

(a)           This Agreement, and any right, term or provision contained herein, may not be amended, modified or terminated, and no right, term or provision may be waived, except with the written consent of (i) the holders of a majority of the Series C Preferred Stock and (ii) the Company.

(b)           This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws principles thereof. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be adjudicated in the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York and each party expressly consents to the jurisdiction of such courts in any such adjudication and expressly waives any objection to venue laid therein.

(c)           This Agreement shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns and transferees, provided that, with respect to any transfer of rights by the Investor, the terms and conditions of Section 17 are satisfied.

(d)           Any notices to be given pursuant to this Agreement shall be in writing and shall be given by certified or registered mail, return receipt request. Notices shall be deemed given when personally delivered or when mailed to the addresses of the respective parties as set forth on Exhibit A hereto, or to such changed address of which any party may notify the others pursuant hereto, except that a notice of change of address shall be deemed given when received. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 19(d) if sent with return receipt requested to the electronic mail address specified by the receiving party on Exhibit A hereto. A copy of any such communication shall also be sent in accordance with the first sentence of this Section 19(d). Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.

(e)           The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law will be inadequate, and each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and to such appropriate injunctive relief as may be granted by a court of competent jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

(f)            This Agreement may be executed in a number of counterparts. All such counterparts together shall constitute one Agreement and shall be binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart. The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

(g)           Except as contemplated in Section 7, Section 14, and Section 17 hereof, this Agreement is intended solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any Person (including, without limitation, any stockholder or debt holder of the Company) other than the parties hereto.

(h)           If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

IN WITNESS WHEREOF, the parties hereto have executed this Investor’s Rights Agreement as of the date and year first above written.

THE COMPANY:

UNI-PIXEL, INC.

By:
Name: Reed J. Killion
Title: President

INVESTOR:

MERRILL LYNCH PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

EXHIBIT A

NOTICES

All correspondence to the Company shall be addressed as follows:

Uni-Pixel, Inc.

8708 Technology Forest Place

Suite 100

The Woodlands, Texas 77381

Attention: James Tassone

Facsimile: (281) 825-4599

Email: jtassone@unipixel.com

with copies to:

Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

Four United Plaza

8555 United Plaza Boulevard

Baton Rouge, LA 70809

Attention: Scott D. Chenevert, Esq.

Facsimile: (225) 248-2010

Email: schenevert@joneswalker.com

All correspondence to the Investor shall be addressed as follows:

Merrill Lynch Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, NY 10080

Attention: Lawrence A. First

Telecopy No.:  (212) 449-4296

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

1000 Louisiana, Suite 6800

Houston, TX 77002

Attention: Frank E. Bayouth

Telecopy No.: (713) 655-5115